UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities and Exchange Act 1934



Date of Report:  June 20, 1996

                            INTEGRAMED AMERICA, INC.
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               (Exact name of registrant as specified in charter)


                                    Delaware
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                 (State of other jurisdiction of incorporation)


 0-20260 and 1-11440                                        06-1150326
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(Commission File Numbers)                      (IRS Employer Identification No.)


One Manhattanville Road, Purchase, NY                                   10577
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone no. including area code: (914) 253-8000


Registrant's former name: IVF America, Inc.




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Item 2.  Acquisition or Disposition of Assets

     On June 7, 1996, the Registrant entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which INMD Acquisition Corp. ("IAC"), a Florida corporation and wholly-owned subsidiary of the Registrant, acquired all of the outstanding stock of the following three related Florida corporations:
The Climacteric Clinic, Inc. ("CCI"), Midlife Centers of America, Inc. ("MCA"), and Women's Research Centers, Inc. ("WRC"), America (collectively "the Merger Companies"), and 51% of the outstanding stock of the National Menopause Foundation, Inc. ("NMF"), also a related Florida corporation (the Merger Companies and NMF are hereinafter sometimes referred to as the "Companies"). Pursuant to the Agreement, the Merger Companies were merged with and into IAC, the surviving corporation in the Merger, which will continue its corporate existence under the laws of the State of Florida under the name Women's Medical & Diagnostic Center, Inc. ("WMDC"). Founded by Morris Notelovitz, M.D., Ph.D. ("the "Physician"), a world-renowned clinician, researcher, and lecturer on topics related to women's midlife health issues, the Companies will form the basis for IntegraMed America's new Women's Medical & Diagnostic Center Division (the "Division"). Under the Agreement, the Physician became a member of the Registrant's Board of Directors, and, under a long term employment agreement, the Physician will serve as Vice President for Medical Affairs and Medical Director of the Division. IAC simultaneously entered into an Employment Agreement with the Physician pursuant to which the Physician will provide medical services, as defined.

       CCI is a full service clinical ambulatory care facility that offers comprehensive diagnostic and treatment alternatives for healthcare issues common to peri and post-menopausal women. WRC is a company dedicated to contracting with pharmaceutical companies for clinical research related to the treatment of health issues common to peri and post-menopausal women. NMF is dedicated to the development and sale of educational programs and products to peri and post-menopausal women. MCA is a management and consulting company. The Gainesville based companies all shared central resources and management talent through MCA.

       The purchase price for the Companies consisted of 666,666 shares of the Registrant's Common Stock, $400,000 in cash, and a secured promissory note in the amount of $600,000 payable in sixteen quarterly installments of $37,500 beginning September 1, 1996 with simple interest payable at a rate of 4.16%. Under the Agreement, the Registrant will provide funding to and for the development of NMF on an as-needed basis during the four-year period commencing June 6, 1996, in amounts not to exceed $500,000 in the aggregate.

       Financial statements of the Companies will be filed within the time period required by this report.

       On May 15, 1996, the Registrant entered into an asset purchase and a long term management agreement with W. F. Howard, M.D., P.A. (the "P.A."), a provider of conventional infertility and assisted reproductive technology ("ART") services. The aggregate purchase price was approximately $702,500 of which approximately $244,000 was paid at closing and the Registrant issued a promissory note for the $458,000 balance which is payable as follows: $100,000 on the last business day of May 1997 and 1998, and $36,786 on the last business day of May in each of the seven years thereafter, thru May 2005. The assets acquired, primarily medical equipment, furniture and fixtures, will continue to be used by the P.A. in the provision of infertility and ART services.

Item 5.  Other

     On June 6, 1996, the Registrant made a new conversion offer (the "Offer") to the holders ("Preferred Stockholders") of the 773,878 outstanding shares of the Registrant's Series A Cumulative Convertible Preferred Stock ("Preferred Stock"). Under the Offer, Preferred Stockholders would receive four shares of the Registrant's Common Stock upon conversion of a share of Preferred Stock subject to the terms and conditions set forth in the Offer. The Offering is conditioned upon a minimum of 400,000 shares of Preferred Stock being tendered; provided that the Registrant reserves the right to accept fewer shares. The Offer will expire on Wednesday, July 10, 1996, at 5 p.m. E.D.T.

     The Offer is being made pursuant to an Offering Circular dated June 5, 1996 and an exemption from registration under the Securities Act of 1933. This notice shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Registrant.

     On June 20, 1996, the Registrant announced that the Court of Chancery of the State of Delaware has denied a claim by a Preferred Stockholder, in Bernstein v. IVF America, et.al. that the anti-dilution rights of existing Preferred Stockholders were required to be expanded as a result of a previous Conversion Offer made by the Company in November 1994.

     The lawsuit was originally filed in the Court on December 13, 1994. By its June 11, 1996 decision, the Court has directed that the Complaint be dismissed and judgement entered accordingly. The plaintiff has a right of appeal but has not indicated what, if any, further action he intends to take.




Exhibits
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10.52 -  Agreement  and Plan of  Merger By and Among  IVF  America,  Inc.,  INMD
Acquisition Corp., The Climacteric Clinic, Inc., Midlife Centers of America, Inc., Women's Research Centers, Inc., America, National Menopause Foundation, Inc. and Morris Notelovitz.

10.53 - Employment Agreement between Morris Notelovitz, M.D., Ph.D. and IVF America, Inc., d/b/a IntegraMed America.

10.54 - Physician Employment Agreement between Morris Notelovitz, M.D., Ph.D. and INMD Acquisition Corp ("IAC"), a Florida corporation and wholly owned subsidiary of IVF America, Inc. ("INMD").

10.55 - Management Agreement between IVF America, Inc., d/b/a IntegraMed America, and W. F. Howard, M.D., P.A.

10.56 - Asset Purchase Agreement between IVF America, Inc., d/b/a IntegraMed America, and W.F. Howard, M.D., P.A.

                                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 INTEGRAMED AMERICA, INC.
                                                 (Registrant)




Date:    June 20, 1996                           By: /s/ Dwight P. Ryan
                                                     ------------------------
                                                     Dwight P. Ryan
                                                     Vice President and
                                                     Chief Financial Officer
                                                     (Principal Financial and
                                                     Accounting Officer)